UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206
Rockville Centre, New York 11570
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On July 8, 2010, Forex International Trading Corp. (the "Company") issued a Convertible Promissory Note to A.T. Limited (“ATL”) in the aggregate principal amount of $500,000 (the “Forex Note”).  In consideration for the Company issuing the Forex Note, ATL issued the Company a Secured and Collateralized Promissory Note in the principle amount of $400,000 (the “ATL Note”).  Concurrent with the conversion of the Forex Note, ATL was to make a payment to the Company reducing a pro rata amount owed to the Company under the ATL Note.  On November 8, 2010, ATL agreed that various loans in the principal amount of $71,736 (the “Prepaid Amount”) provided by ATL to the Company should be converted into shares of common stock   On January 18, 2011, the Company issued 324,234 common shares of the Company to ATL in settlement of the Prepaid Amount in lieu of cash payment in the amount of the Prepaid Amount, but such shares were not delivered to ATL (the ”Undelivered Shares”).  As of October 27, 2011, ATL had advanced to the Company an additional amount of $159,495 under the ATL Note, resulting in the Company being indebted to ATL in the aggregate amount of $231,231 (the “Total Debt”).

On April 7, 2011, ATL assigned two thirds of the Total Debt to Watford Holding Inc. and James Bay Holdings, Inc., (collectively the “Indebted Parties”).  As of October 27, 2011, the Indebted Parties had threatened to commence litigation against the Company for breach of the Forex Note and non-payment of the Total Debt.

In efforts to reduce debt and cure the default , on November 1, 2011, the Company and the Indebted Parties entered into a Settlement Agreement (the “Agreement”) whereby without admitting any wrong doing on either part, settling all previous agreements and resolved any existing disputes.  Under the terms of the Agreement, the Company agreed to issue the Indebted Parties 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis and the Undelivered Shares were returned to the treasury of the Company.  The Series B Preferred Stock has a stated value of $100 per share and is convertible into our common stock at a conversion price of $0.30 per share representing.  Further, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights.  The issuance will represent issuance for cash consideration of approximately $5.14 for each share of Series B Preferred Stock and the Total Debt amount will be recorded as equity. ATL agreed to return the Undelivered Shares for cancellation.

Following the issuance and delivery of the shares of Series B Preferred Stock to the Indebted Parties, as well as surrendering the Undelivered Shares, the Agreement resulted in the settlement of all debts, liabilities and obligations between the parties and that all balances between the Company and Indebted Parties will be off set, so no party has any balance with the other party.

The foregoing information is a summary of the Agreement involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Settlement Agreement by and between Forex International Trading Corp., A.T. Limited, Watford Holding Inc. and James Bay Holdings, Inc. dated November 1, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

Date: November 9, 2011	By:	/s/ Darren Dunckel
Name: Darren Dunckel
Title: CEO, President, CFO, Secretary, Treasurer and Director

3